Exhibit 24.3

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Dennis L. Jilot and Barry A. Morris, and both of them, as his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the registration statement on Form S-8 to be filed by STR Holdings, Inc. (the “Registrant”) and to sign any and all additional registration statements relating to the same offering of securities as such registration statement on Form S-8 that are filed by the Registrant pursuant to the requirements of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

By:	/S/JOSEPH C. RADZIEWICZ	November 3, 2009
Name: Joseph C. Radziewicz